Exhibit 99.1

Sonder Holdings Inc. Provides Update on Preferred Equity Transaction and Announces Executive Leadership Transitions

Preferred Equity Transaction and Previously Announced Actions Will Enhance Liquidity Profile by ~$146 Million to Support Long-Term Profitable Growth

Dominique Bourgault and Katie Potter to Step Down from Respective Positions; Search Process Underway to Identify Successors

Current on All Financial Reporting Following 2022 and 2023 Restatement; Regains Full Nasdaq Compliance

SAN FRANCISCO – November 8, 2024 – Sonder Holdings Inc. (NASDAQ: SOND or “Sonder”), a leading global brand of premium, design-forward apartment-style accommodations serving the modern traveler, today announced that the Company has met all required closing conditions and is actively in the process of completing the convertible preferred equity transaction whereby a consortium of investors purchased approximately $43 million of a newly designated series of convertible preferred equity (the “Preferred Equity”). $14.7 million of the $43 million Preferred Equity was purchased on or about August 13, 2024, $12.8 million was purchased on or about November 7, 2024, and the Company expects that the remainder of the Preferred Equity will be purchased in the near term.

The additional liquidity will support the Company’s long-term profitable growth and the integration efforts under the recently announced strategic licensing agreement with Marriott International. With this Preferred Equity transaction, as well as the previously announced balance sheet actions taken, Sonder will enhance its liquidity profile by approximately $146 million to support its long-term profitable growth.

Francis Davidson, Co-Founder and CEO of Sonder, said, “We are making meaningful progress executing against our growth plans, including completing the first phase of our integration with Marriott International with Sonder now listed as a Marriott Bonvoy® brand featured on Marriott International’s direct channels. With closing the second tranche of our preferred equity investment nearly complete, we are moving forward with a significantly stronger balance sheet and access to an additional $146 million in capital.”

Executive Leadership Transitions

Sonder also announced the following changes to its executive leadership team:

•	Dominique Bourgault, Sonder’s Chief Financial Officer, will step down from Sonder to pursue other opportunities, effective December 2, 2024. Adam Bowen, Sonder’s Chief Accounting Officer, will also depart the Company on December 31, 2024. The Company has initiated a search process with a leading search firm to identify a successor for the CFO role.

•	Katherine Potter, Sonder’s Chief Legal and Administrative Officer, will step down from the Company, effective November 22, 2024, to accept another opportunity. Vanessa Barmack, Sonder’s Associate General Counsel, will serve as interim General Counsel and will assume responsibility for the Company’s Legal function.

Davidson continued, “Dom, Katie and Adam have been true partners and each continue to make meaningful contributions to the critical work underway to fortify our financial position and reposition the Company for long-term growth. Sonder has accomplished notable recent milestones across our finance, legal and people functions, and Katie, Dom and Adam have been integral to each and I wish them nothing but the best. With the critical pieces of the transformation behind us and an incredibly talented and deep team, we have full confidence that our transition plans will be seamless and that the future of Sonder is bright.”

Bourgault said, “I am deeply proud of the transformational achievements we have made across the Company and the finance organization to position Sonder for success as it enters the next phase of its growth. I have full confidence in the team’s ability to execute Sonder’s strategy going forward.”

Potter said, “Our legal and people functions have made tremendous strides in the past year and we have successfully supported the initiatives underway across the business, particularly the recently announced transformational transactions. I look forward to seeing all that the team will accomplish in the future.”

As disclosed on November 4, 2024, Sonder filed its quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2024, and June 30, 2024. With these filings now complete, the Company is now current on all financial reporting following the restatement of Sonder’s 2022 and 2023 financial information and is now in full compliance with all Nasdaq requirements.

About Sonder

Sonder (NASDAQ: SOND) is a leading global brand of premium, design-forward apartments and intimate boutique hotels serving the modern traveler. Launched in 2014, Sonder offers inspiring, thoughtfully designed accommodations and innovative, tech-enabled service combined into one seamless experience. Sonder properties are found in prime locations in over 40 markets, spanning ten countries and three continents. The Sonder app gives guests full control over their stay. Complete with self-service features, simple check-in and 24/7 on-the-ground support, amenities and services at Sonder are just a tap away, making a world of better stays open to all.

To learn more, visit http://www.sonder.com or follow Sonder on Instagram, LinkedIn or X.

Download the Sonder app on Apple or Google Play.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based upon current expectations or beliefs, as well as assumptions about future events. Forward-looking statements include all statements that are not historical facts and can generally be identified by terms such as “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potentially,” or “will” or similar expressions and the negatives of those terms. These statements include but are not limited to, statements regarding the anticipated benefits and synergies from the strategic licensing agreement with Marriott, improvements in liquidity and profitability, statements about improving Sonder’s balance sheet and long-term profitable growth, and other information concerning Sonder’s financial and operating goals and estimated, possible or assumed future financial or operating results and measures, cash flow, or liquidity. Actual results could differ materially from those expressed in or implied by the forward-looking statements due to a number of risks and uncertainties, including but not limited to the risk that the strategic licensing agreement with Marriott will not provide the anticipated benefits, including uncertainties related to the timing and extent of benefits, synergies, cost savings, and future revenue opportunities; uncertainties associated with Sonder’s liquidity, debt, and capital resources, and the risk that Sonder’s efforts to conserve cash will be unsuccessful and that additional funding or other sources of liquidity will not be available on acceptable terms or at all; the risk that Sonder will be unsuccessful in achieving positive free cash flow; uncertainties about the potential inability to meet Nasdaq’s requirements; uncertainties associated with our preparation of future SEC reports and the related financial statements, including the possibility that additional accounting errors or corrections will be identified; the possibility of additional delays in the filing of future periodic reports; uncertainties related to the purchase of the remaining Preferred Equity in the convertible preferred equity transaction; uncertainties related to our ability to find successors to our resigned executive officers; and the other risks and uncertainties described in Sonder’s SEC reports, including its Current Reports on Form 8-K filed on October 7, 2024, and under the heading “Risk Factors” in its most recent annual report on Form 10-K and quarterly reports on Form 10-Q, which are available at www.sec.gov. The forward-looking statements contained herein speak only as of the date of this press release. Except as required by law, the Company does not undertake any obligation to update or revise its forward-looking statements to reflect events or circumstances after the date of this press release.

Contacts:

Investor:

ir@sonder.com

Media:

press@sonder.com

Dan Moore / Tali Epstein

Collected Strategies

Sonder-CS@collectedstrategies.com